EXHIBIT 99.1

China Shuangji Cement, Ltd. Engages Sichenzia Ross Friedman Ference LLP as Corporate Counsel

ZHAOYUAN CITY, CHINA--(Marketwire - 02/17/10) - China Shuangji Cement, Ltd. (OTC.BB:CSGJ - News) ("China Shuangji" or the "Company"), a leading producer of high-quality Portland cement in Shandong and Hainan Provinces, PRC today announced that it has engaged New York City-based securities law firm Sichenzia Ross Friedman Ference LLP (SRFF) (http://www.srff.com/) to act as legal counsel.

Mr. Wenji Song, Chairman and President of China Shuangji Cement, Ltd., commented, "SRFF is a leading New York City securities law firm. They have three Mandarin speaking attorneys in their Asia group headed by Ben Tan. We look forward to them assisting us with our compliance responsibilities and making our planned transition to a senior exchange as quick and efficient as possible."

"SRFF has participated in over $1.5 billion in financing transactions over the past several years, up-listed many domestic and international companies to senior exchanges, and advised their clients on mergers and acquisitions in the hundreds of millions of dollars," stated Mr. Jun Song, CEO of China Shuangji Cement, Ltd. "I was impressed when I met Greg Sichenzia and Ben Tan at their New York offices in December. Because they presently represent over thirty US stock exchange listed clients in China and throughout Asia, we felt they were the best choice for us. We were also impressed with their in-depth knowledge of the unique challenges facing foreign domiciled, US listed companies."

PrivateRaise's 2009 PIPES League Tables reflect the Firm's dominance in this area since 2004 through both bull and bear markets. In 2009, according to PrivateRaise, Sichenzia Ross Friedman Ference LLC represented forty-three issuers in transactions totaling $206 million for an average of $5 million. This is a substantial increase over 2008 when the Firm represented issuers in thirty transactions totaling $152 million. Since the Firm was initially ranked #1 in 2004, the firm has completed over 300 PIPE transactions totaling over $1.5 billion.

Mr. Gregory Sichenzia Esq., Senior Partner at Sichenzia Ross Friedman Ference LLP, commented, "China Shuangji has a lot of potential and their recent hiring of Michelle Zhu as their CFO and Bernstein Pinchuk as their auditor demonstrated to my partners and me that they were taking serious steps to attract investors. We are pleased that they chose our firm over the many other firms they were considering."

About SRFF LLP

Sichenzia Ross Friedman Ference LLP provides experienced, professional representation in all matters involving the securities industry, as well as in all general corporate and litigation matters.

Our clients range from start-ups to established, listed companies. They include private and public corporations, partnerships, broker-dealers, bank-affiliated broker-dealers, investment advisors, registered personnel, public and corporate customers and investors, partnerships and other entities. We also advise institutional investors on transactions involving complex securities law considerations. Our practice includes the representation of clients located in the United States and throughout the World, including Argentina, Austria, Australia, Canada, China, Germany, Hungary, Israel, Korea, Malaysia, Mexico, Switzerland and the United Kingdom.

About China Shuangji Cement, Ltd.

China Shuangji Cement, Ltd. (OTC.BB:CSGJ - News), through its affiliates and controlled entities, is a leading producer of high-quality Portland cement in Shandong and Hainan Provinces. Its processed cement products are primarily purchased by contractors for the construction of buildings, roads, and other infrastructure projects. The Company currently produces approximately 1,500,000 tons of Portland cement annually from 2 facilities in Hainan and one facility in Shandong and it expects its output will increase by 1,000,000 tons to a total of 2,500,000 tons when the new Zhaoyuan (Shandong) plant and upgrades are completed. http://www.shuangjicement.com

Safe Harbor Statement

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2008 Form 10-K filed with the Securities and Exchange Commission on May 13, 2009 and detailed in other reports filed with the Securities and Exchange Commission from time to time.

Contact:
Hampton Growth, LLC
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Andrew Haag
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Robert Haag
Asia-Pacific
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